Exhibit 1.1

Cooper-Standard Holdings Inc.

2,000,000 Shares of Common Stock, par value $0.001 per share

Underwriting Agreement

March 18, 2016

Goldman, Sachs & Co.

      As representative of the several Underwriters

      named in Schedule I hereto,

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

The stockholders named in Schedule II hereto (the “Selling Stockholders”) of Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman, Sachs & Co. is acting as representative (the “Representative”), an aggregate of 2,000,000 shares of common stock, par value $0.001 per share (the “Stock”) of the Company and, at the election of the Underwriters, up to 300,000 additional shares of Stock. The aggregate of 2,000,000 shares to be sold by the Selling Stockholders is herein called the “Firm Shares” and the aggregate of 300,000 additional shares to be sold by the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

In connection with the offering of the Shares, the Underwriters have agreed to sell to the Company, and the Company has agreed to purchase (the “Concurrent Share Repurchase”) from the Underwriters on the First Time of Delivery, 350,000 shares of Stock (the “Repurchase Shares”) at a purchase price per share equal to the Purchase Price (as defined herein). The number of Firm Shares minus the number of Repurchase Shares is referred to herein as the “Marketed Shares.”

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters and the Selling Stockholders that:

(i) The registration statement on Form S-3 (File No. 333-175637) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendments thereto, excluding exhibits thereto, but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission; no other document with respect to the Initial Registration Statement or document incorporated by reference in the prospectus contained therein has heretofore been filed, or transmitted for filing, with the Commission (other than a prospectus filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”), each in the form heretofore delivered to the Representative); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendments thereto or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Time of Execution (as defined in Section 1(a)(iii) hereof), including the Preliminary Prospectus, is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder;

(iii) For the purposes of this Agreement, the “Time of Execution” is 7:30 a.m. (Eastern Time) on the date of this Agreement. At the Time of Execution, the Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and the information listed in Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Time of Execution and the information listed in Schedule III(c), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company does not make any representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package or the Issuer Free Writing Prospectus in reliance upon and in conformity with (A) information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein or (B) the Selling Stockholder Information (as defined below). The Company has neither distributed nor referred to and will not distribute or refer to any Issuer Free Writing Prospectus other than those listed on Schedule III(a) or Schedule III(c);

(iv) The documents incorporated by reference in each of the Pricing Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Pricing Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company does not make any representation or warranty as to the information contained in or omitted from such documents in reliance upon and in conformity with (A) information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein or (B) the Selling Stockholder Information (as defined below);

(v) The Registration Statement as of the time each part of the Registration Statement (or any post-effective amendment thereto) became or becomes effective, such part conformed and will conform, and the Prospectus (or any supplement) upon filing will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder. The Registration Statement, as of the applicable effective date as to each part of the Registration Statement, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and the Prospectus and any amendment or supplement thereto, as of the applicable filing date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company does not make any representation or warranty as to the information contained in or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus in reliance upon and in conformity with (A) information furnished in writing to the Company by or on behalf of an Underwriter through the Representative specifically for inclusion therein or (B) the Selling Stockholder Information (as defined below);

(vi) As of each Time of Delivery, the Company will have the authorized, issued and outstanding capitalization set forth in the Pricing Disclosure Package and in the Prospectus under the heading “Capitalization”; the subsidiaries listed in Annex V attached hereto are the only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X, each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) of the Company; all of the issued and outstanding shares of capital stock of the Company and its subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act), and were not issued in violation of any preemptive or similar rights that have not been waived; the capital stock of the Company conform in all material respects to the description thereof under the “Description of Capital Stock” section contained in the Pricing Disclosure Package and the Prospectus; except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect (as defined below), all of the outstanding shares of capital stock of each of the Company’s subsidiaries will be free and clear of all liens, encumbrances, equities and claims (other than those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions). Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Company’s subsidiaries outstanding.

(vii) The Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Pricing Disclosure Package and the Prospectus; the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

and each Significant Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation (to the extent such concept exists in such jurisdiction);

(viii) The Shares have been duly authorized and validly issued by the Company, fully paid and non-assessable and conform in all material respects to the description thereof under the “Description of Capital Stock” section contained in the Pricing Disclosure Package and the Prospectus;

(ix) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company;

(x) The Company is duly authorized to enter into and consummate the Concurrent Share Repurchase.

(xi) No consent, approval, authorization or order of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the consummation by the Company of the transactions contemplated hereby, except such as have been obtained and such as may be required under the Act, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), foreign or state securities or “Blue Sky” laws in connection with the purchase and sale of the Shares by the Underwriters. Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries or any of their properties or assets, except for any such breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which the Company or any of its subsidiaries or any of their properties or assets is subject (collectively, “Contracts”), except (A) in the case of clause (i), with respect to the subsidiaries that are not Significant Subsidiaries and (B) any such breach, default, violation or event described in clauses (ii) and (iii) above that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xii) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the purchase of the Repurchased Shares from the Underwriters) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, (ii) the certificate of incorporation or bylaws

(or similar organizational document) of the Company or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries or any of their properties or assets, except for any such conflict, breach, default, violation or event described in clauses (i) and (iii) above that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated hereby;

(xiii) The audited consolidated financial statements of the Company and its subsidiaries included (or incorporated by reference) in each of the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company and its subsidiaries at the dates and for the periods to which they relate and have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial data in each of the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included (or incorporated by reference) therein, except as otherwise stated therein. Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, and has audited the Company’s internal control over financial reporting and management’s assessment thereof is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder;

(xiv) Except as disclosed in each of the Pricing Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding or investigation to which the Company or any of its subsidiaries is a party, or to which the property or assets of the Company or of any of its subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise materially and adversely affect the sale of the Shares to be sold hereunder or the consummation of the other transactions described hereby;

(xv) The Company and its subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, self-regulatory organizations and courts and other tribunals, in each case, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as now conducted as set forth in the Pricing Disclosure Package and the Prospectus (collectively, “Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company and its subsidiaries have not received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Pricing Disclosure Package and the Prospectus and except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xvi) Since the date of the most recent financial statements appearing (or incorporated by reference) in each of the Pricing Disclosure Package and the Prospectus, except as described therein, (i) the Company and its subsidiaries have not incurred any liabilities or obligations, direct or contingent, or any loss or interference material to the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, losses, interferences, transactions or contracts would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the Company has not purchased any of its outstanding capital stock (other than in connection with the Concurrent Share Repurchase), or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and (iii) there has not been any material change in the capital stock or long-term indebtedness of the Company on a consolidated basis;

(xvii) The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Material United States Federal Income and Estate Tax Consequences to Non-U.S. Holders”, insofar as they purport to describe the provisions of U.S. federal tax laws, and under the caption “Underwriting”, insofar as they purport to describe provisions of this Agreement and the documents referred to therein, are accurate and complete in all material respects;

(xviii) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, or received timely extensions thereof and have paid all taxes shown due thereon, except where the failure to so file such returns and pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than tax deficiencies that the Company and its subsidiaries are contesting in good faith and for which the Company and its subsidiaries have provided appropriate reserves, or otherwise disclosed in each of the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been assessed against the Company or any of its consolidated subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xix) The statistical and market-related data included or incorporated by reference in each of the Pricing Disclosure Package and the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate;

(xx) The Company and its subsidiaries have title to all real property and title to all personal property described in the Pricing Disclosure Package and the Prospectus as being owned by it and title to a leasehold estate in the real and personal property described in the Pricing Disclosure Package and the Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except (A) as described in the Pricing Disclosure Package and the Prospectus or (B) liens permitted under the Second Amended and Restated Loan and Security Agreement, dated as of April 4, 2014, among the Company, Cooper-Standard Automotive Inc., Cooper-Standard Automotive Canada Limited, Cooper Standard Automotive International Holdings B.V., certain subsidiaries of the Company, Bank of America, N.A., as Agent, and the lenders parties thereto from time to time, as amended, and under the Credit Agreement, dated as of April 4, 2014, among CS Intermediate HoldCo 2 LLC, CS Intermediate HoldCo 1 LLC, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other lenders party thereto, as amended; or (C) to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any real property held under lease by the Company and its subsidiaries are held by them under valid and enforceable leases (subject to the effects of (I) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally; (II) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (III) applicable law and public policy with respect to rights to indemnity and contribution), except where the invalidity or unenforceability of any such lease would not materially interfere with the Company and its subsidiaries’ ability to conduct their business and except where the failure to have such leasehold title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its subsidiaries own, have applied for, possess, can acquire on reasonable terms adequate licenses or other rights, or otherwise have the right to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses operated by them as described in the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company or any of its subsidiaries, the conduct of the Company’s and its subsidiaries’ respective businesses does not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any written notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, in either case, if such assertion of infringement or conflict were sustained, would reasonably be expected to have a Material Adverse Effect;

(xxi) To the knowledge of the Company or any of its subsidiaries, there are no legal or governmental proceedings involving or affecting the Company, any of its subsidiaries or any of its properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Pricing Disclosure Package and the Prospectus, nor are there are any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Pricing Disclosure Package and the Prospectus;

(xxii) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other, that would be required by the Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Pricing Disclosure Package and the Prospectus;

(xxiii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as described in each of the Pricing Disclosure Package and the Prospectus, (A) each of the Company and its subsidiaries and their respective operations and properties is in compliance with applicable Environmental Laws (as defined below), (B) each of the Company and its subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has obtained and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of potential responsibility, investigation, proceeding, demand letter or request for information pending or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries under any Environmental Law, (D) none of the Company or its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state or foreign law and (E) to the knowledge of the Company or any of its subsidiaries, there are no past or present actions, conditions or occurrences, including without limitation, the Release or threat of Release of Hazardous Materials, in each case, which could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries. For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety (to the extent relating to exposure to Hazardous Materials) or of the Environment, including, without limitation, laws relating to (i) emissions, discharges, Releases or threatened Releases of Hazardous Materials into the Environment and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport or handling of Hazardous Materials. “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Hazardous Materials” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can reasonably be expected to give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building or other occupied structure;

(xxiv) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries that is pending or, to the knowledge of the Company, threatened, and (B) the Company is not aware of any existing or imminent labor disturbance by or dispute with the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers;

(xxv) The Company and its subsidiaries carry insurance in such amounts and covering such risks as it reasonably believes is adequate for the conduct of its business and the value of its properties, except where the failure to carry such insurance would not reasonably be expected to have a Material Adverse Effect;

(xxvi) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has no liability for any non-exempt prohibited transaction, within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, or Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to ERISA, to which the Company makes or ever has made a contribution and in which any employee of the Company is or has ever been a participant. With respect to such plans, the Company is in compliance with all applicable provisions of ERISA except for any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxvii) The Company and its subsidiaries maintain internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, management to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(xxviii) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act). The Company has carried out evaluations, with the participation of management, of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(xxix) The Company is not aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxx) The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “Investment Company Act”);

(xxxi) The Company has not taken, nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares; provided that no representation is made with respect to any actions taken by any of the Underwriters;

(xxxii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxiii) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”);

(xxxiv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption laws; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(xxxv) At the time of filing the Initial Registration Statement, the Company was not, and as of the Time of Execution the Company is not, an “ineligible issuer”, as defined in Rule 405 under the Act;

(xxxvi) The interactive data in eXtensible Business Reporting Language included in the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xxxvii) As of the Time of Execution, the persons listed in Schedule IV hereto are the only officers and directors of the Company subject to the Form 4 filing requirements of Section 16 of the Exchange Act;

(xxxviii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in any of the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxxix) The Company is in compliance with all applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith in all material respects.

(b) Each of the Selling Stockholders severally (and not jointly) represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution and delivery by such Selling Stockholder of this Agreement and the consummation by such Selling Stockholder of the transactions contemplated hereby, except such as have been obtained and such as may be required under the Act or the Exchange Act or the rules and regulations thereunder, foreign or state securities or “Blue Sky” laws, the rules and regulations of FINRA or the New York Stock Exchange, in connection with the purchase and sale of the Shares by the Underwriters. Such Selling Stockholder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder. The execution and delivery by each Selling Stockholder of, and the performance of such Selling Stockholder of its obligations under, this Agreement will not result (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to such Selling Stockholder or any of its the property or assets; or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any Contracts, except, in the case of clauses (ii) and (iii) above, that would not, individually or in the aggregate, be expected to have a Material Adverse Effect on the power or ability of such Selling Stockholder to perform its obligations under this Agreement;

(ii) Such Selling Stockholder is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of the Shares to be sold by it hereunder, free and clear of all liens, encumbrances, equities or claims other than with respect to Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Master Fund, L.P. (collectively, the “SP Sellers”), liens, encumbrances, equities or claims pursuant to margin account agreements applicable to the assets of such SP Sellers and in effect as of the date of this Agreement; and with respect to any Shares held by a Selling Stockholder in certificated form, such certificates have been duly endorsed in blank by the appropriate Selling Stockholder, or with appropriate stock powers duly executed in blank by such Selling Stockholder;

(iii) Neither the sale and delivery of the Shares nor the application of the proceeds thereof by the Selling Stockholders as described in each of the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(iv) The Shares have been registered in the name of Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”) (as applicable) and upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that such Underwriter did not have notice of any adverse claim (as defined in Section 8-105 of the New York Uniform Commercial Code (“UCC”)), (1) DTC shall be a “protected purchaser” of such Shares (as defined in Section 8-303 of the UCC), (2) the Underwriters will acquire a valid security entitlement to the Shares and (3) no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) may be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are without notice of such adverse claim); it being understood that for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s constituent documents and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (C) appropriate book entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the UCC, (D) to the extent DTC, or any other securities intermediary which acts as a “clearing corporation” with respect to the Offered Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (E) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (F) if at any time DTC or other securities intermediary does not have sufficient Stock to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Stock then held by DTC or such securities intermediary;

(v) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), such Selling Stockholder shall not offer, sell, contract to sell, pledge (other than solely with respect to the SP Sellers pledges in effect as of the date of this Agreement and as may be in effect from time to time (but not in excess of the shares of Stock that may be pledged as of the date of this Agreement) during the Lock-Up Period pursuant to margin account agreements applicable to the assets of the SP Sellers and in effect as of the date of this Agreement), grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, whether any such transaction described above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that nothing herein will prevent such Selling Stockholder from transferring such securities (i) as a bona fide gift or gifts, (ii) to (A) another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Act) of such Selling Stockholder, including, without limitation, its direct and indirect subsidiaries, or to any investment fund, investment manager, investment advisor or other entity controlled or managed by, or under the common control or management with such Selling Stockholder, or (B) limited partners, limited liability company members or stockholders of such Selling Stockholder or holders of similar equity interests in such Selling Stockholder, (iii) in connection with the repurchase of the Selling Stockholder’s Stock (including the Concurrent Share Repurchase), (iv) in response to a bona fide third-party takeover bid made to all holders of Stock or any other acquisition transaction whereby all or substantially all of the Stock are acquired by a third party (provided, however, that if such transaction is not consummated, the Selling Stockholder’s Stock shall remain subject to the restrictions set forth herein), (v) with the prior written consent of the Representative on behalf of the Underwriters or (vi) solely with respect to the SP Sellers, sales of Shares by a third party on behalf of the SP Sellers pursuant to a mandatory margin call pursuant to and in accordance with the agreements referred to above; provided, however, that in the case of clauses (i) and (ii), (A) each donee or transferee thereof agrees to be bound in writing by the restrictions set forth herein, (B) such transfer shall not involve a disposition for value and (C) (1) no public announcement of such transfer and no filing with the SEC or other regulatory authority in respect thereof, by the Selling Stockholder, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the Selling Stockholder, the Company or any other person, prior to the expiration of the Lock-Up Period, or (2) if a filing is required, such filing discloses that such transfer did not involve a disposition for value and such donees or transferees will be bound by the restrictions set forth in this subsection (v); provided, further, that if at any time during the Lock-up Period, any Selling Stockholder is released by the Representative from the terms of this subsection (v), the same percentage of shares of Stock held by such other Selling Stockholders shall be released on the same terms from any remaining lockup restrictions set forth herein. In addition, the foregoing restrictions in this subsection 1(b)(v) shall not apply to (1) the exercise of stock options or warrants, including, without limitation, the “net” exercise of such options or warrants in accordance with their terms and the surrender of the shares of Stock held by such Selling Stockholder in lieu of payment in cash of the exercise price and any tax withholding obligations due as a result of such exercise; provided that it shall apply to any of such shares of Stock issued upon such exercise.

(vi) Such Selling Stockholder has not taken, nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares; provided, however, that no representation is made with respect to any actions taken by the Company or any of the Underwriters;

(vii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information, such Preliminary Prospectus and the Registration Statement did, and the Pricing Disclosure Package and the Prospectus and any further amendments or supplements to the Registration Statement, the Pricing Disclosure Package and the Prospectus will conform in all material respects to the requirements of Item 507 of Regulation S-K and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading with respect to the information furnished to the Company by such Selling Stockholder expressly for use therein; as used in this Agreement, the “Selling Stockholder Information” means written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, it being understood and agreed that the only Selling Stockholder information so furnished by such Selling Stockholder consists of the name of such Selling Stockholder, the information relating to such Selling Stockholder’s holdings of shares of common stock of the Company, the number of Shares offered by such Selling Stockholder, and the address and other information with respect to such Selling Stockholder (excluding percentages) that appear in the table (and corresponding footnotes) under the caption “Selling Stockholders” in the Pricing Disclosure Package and the Prospectus;

(viii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9, Form W-8, or other applicable form or statement specified by Treasury Department regulations in lieu thereof;

(ix) Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that would reasonably be expected to result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(x) Such Selling Stockholder is not prompted to sell Shares by any “material nonpublic information” (as such phrase has been interpreted under the U.S. Federal securities laws) concerning the Company or any of its subsidiaries that is not disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, the number of Firm Shares (to be rounded by the Representative so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder, at a price per share of $68.00 per Firm Share (the “Purchase Price”) and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the Purchase Price, the number of Optional Shares (to be rounded by the Representative so as to eliminate fractional shares) determined by multiplying such aggregate number of Optional Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

Contemporaneously with, and subject to the consummation of, the sale of the Firm Shares by the Selling Stockholders to the Underwriters in compliance with the terms of this Agreement, the Underwriters agree to sell to the Company, and the Company agrees to purchase from the Underwriters, the Repurchase Shares at a purchase price per share equal to the Purchase Price.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 300,000 Optional Shares, at the Purchase Price, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made from the Selling Stockholders in the proportion that the maximum number of Optional Shares to be sold by each Selling Stockholder bears to the aggregate maximum number of shares to be sold by all Selling Stockholders in each case as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Stockholders and the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you, the Company and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representative, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by each of the Selling Stockholders to the Representative at least forty-eight hours in advance. To the extent the Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:00 a.m., New York City time, on March 22, 2016 or such other time and date as the Representative, the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:00 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

At the First Time of Delivery, the Company shall pay $3.06 per Marketed Share to the Underwriters by wire transfer of Federal (same-day) funds to the account specified by the Representative to the Company at least forty-eight hours in advance. At each Time of Delivery after the First Time of Delivery, the Company shall pay $3.06 per Optional Share that the Underwriters elect to purchase pursuant to Section 2 hereof to the Underwriters by wire transfer of Federal (same-day) funds to the account specified by the Representative to the Company at least forty-eight hours in advance.

In addition, at the First Time of Delivery, subject to the sale of the Firm Shares to the Underwriters in compliance with the terms of this Agreement, and in consideration for the Repurchase Shares, the Company shall pay the Purchase Price for each Repurchase Share by wire transfer of Federal (same-day) funds to the accounts specified by the Representative to the Company at least forty-eight hours in advance. Payment for the Repurchase Shares shall be made against delivery by the Underwriters of the Repurchase Shares to the Company through the facilities of the DTC for the account of the Company at the First Time of Delivery.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC or, to the extent the Shares are delivered in certificated format, at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriters and, with respect to Section 5(i), the Selling Stockholders:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof, other than the reports and other information required to be filed with the Commission under the Exchange Act; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof, other than the reports and other information required to be filed with the Commission under the Exchange Act; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction if it is not otherwise so subject;

(c) Prior to 10:00 a.m., New York City time, on the second New York Business Day succeeding the date of this Agreement and from time to time, to furnish the

Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference therein in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To file such reports pursuant to the Exchange Act as are necessary to make generally available a consolidated earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (A) any options or other awards (including without limitation restricted stock or restricted stock units), or shares of Stock issued with respect to such options and other awards, granted under the incentive plans of the Company and its subsidiaries (including, for clarity, the 2011 Omnibus Incentive Plan of the Company) or otherwise in equity compensation arrangements with directors, officers, employees and consultants of the Company and its subsidiaries, in each case as in existence on the date hereof, (B) the issuance of securities registered pursuant to any registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (C) the issuance of Stock in connection with the acquisition or license of the securities, business, property technology or other asset of another entity, or a business combination, a joint venture, commercial relationship or other strategic transactions with another entity, and the filing of a registration statement with respect thereto, provided that the aggregate number of shares issued or issuable pursuant to this clause (C) does not exceed 10% of the number of shares of Stock outstanding immediately after the offering of the Shares pursuant to this Agreement and prior to such issuance each recipient of any such securities shall execute and deliver to the Representative an agreement substantially in the form of Annex I hereto, (D) any shares of Stock issued upon the exercise of options or other awards (including without limitation restricted stock or restricted stock units) granted under the incentive plans or otherwise in equity compensation arrangements described in clause (A) above, and (E) Stock to be issued upon the exercise of a warrant or the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement.

(f) During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided that any report, communication or financial statement that is generally available on the Company’s website or furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system (or any successor system) shall be deemed to have been furnished at the time furnished or filed with the Commission;

(g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders and to deliver to you, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that the Company shall not be required to provide documents (1) that are available on the Company’s website or through EDGAR (or any successor system) or (2) the provision of which would require public disclosure by the Company under Regulation FD;

(h) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that (i) each such use shall be subject to the Company’s prior written approval, which shall not unreasonably withheld or delayed, and (ii) the License (x) shall be used solely for the purpose described above, (y) is granted without any fee and (z) may not be assigned, sublicensed or transferred;

(i) If any Selling Stockholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to such Selling Stockholder, on or before each Time of Delivery, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to such Time of Delivery, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the Internal Revenue Service of the required notice, as described in Treasury Regulations 1.897-2(h)(2), and such Selling Stockholder shall, on or before each Time of Delivery, deliver a copy of such certificate and a copy of such proof of delivery to the Representative.

6. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule III(a) and Schedule III(c) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with (A) information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein or (B) the Selling Stockholder Information.

7. (a) The Company covenants and agrees with the Selling Stockholders and the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s); (iv) the filing fees incident to, and the reasonable fees and disbursements (with documentation supporting invoiced time and expenses) of counsel for the Underwriters in connection with any required review by FINRA of the terms of the sale of the Shares; (v) the cost of preparing certificates for the Shares; if applicable; (vi) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (vii) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; and (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section; and (b) each Selling Stockholder covenants and agrees with the Company and the several Underwriters that such

Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees, disbursements and expenses of legal counsel to such Selling Stockholders in connection with the registration and sale of the Shares under the Act, including in connection with the preparation of any legal opinions required hereunder, provided that the Company shall pay 50% of such fees, disbursements and expenses of each legal counsel to the Selling Stockholders, provided, however, that the amount paid by the Company pursuant to this clause shall not exceed $50,000 in the aggregate for all the Selling Stockholders and if the collective fees, disbursements and expenses of legal counsels to all the Selling Stockholders exceed $50,000, the Company shall only pay $50,000 in total with such amount being paid to each Selling Stockholder on a pro rata basis based on the number of Shares sold by each Selling Stockholder, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b) of the preceding sentence, the Representative agrees to pay New York State stock transfer tax, and each Selling Stockholder agrees to reimburse the Representative for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, as of the date hereof and at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed in all material respects all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to the Representative their written opinion and 10b-5 letter (forms of such opinion and 10b-5 letter are attached as Annexes II(a) and II(b) hereto, respectively), dated such Time of Delivery, in form and substance satisfactory to the Representative;

(d) Aleksandra A. Miziolek—Senior Vice President, General Counsel and Secretary for the Company, shall have furnished to the Representative her written opinion, dated such Time of Delivery and addressed to the Representative, in form and substance satisfactory to the Representative, to the effect set forth in Annex III hereto;

(e) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion(s) with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to the Representative, to the effect set forth in Annex IV(a) and IV(b) hereto;

(f) Walkers, special Cayman counsel for Silver Point Capital Offshore Master Fund, L.P., Oak Hill Credit Opportunities Master Fund, Ltd., OHA Strategic Credit Master Fund, L.P. and OHA Strategic Credit Master Fund IB, L.P., as Selling Stockholders, shall have furnished to you their written opinions, dated such Time of Delivery, in form and substance satisfactory to the Underwriter, to the effect set forth in Annex IV(c), IV(d), IV(e) and IV(f) hereto;

(g) A Senior Counsel for Capital Research and Management Company shall have furnished to you their written opinion with respect to American Funds Insurance Series – Asset Allocation Fund and American Funds Insurance Series – High-Bond Fund, dated such Time of Delivery, in form and substance satisfactory to the Underwriter, to the effect set forth in Annex IV(g) hereto;

(h) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with its business material to the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries on a consolidated basis or any change, or any development involving a prospective change, in or affecting the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) On or after the Time of Execution (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(k) On or after the Time of Execution there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l) The Shares to be sold at such Time of Delivery shall have been duly listed on the New York Stock Exchange;

(m) The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up agreement from each of the parties listed on Schedule IV hereto, in the form set forth in Annex I hereto;

(n) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day succeeding the date of this Agreement;

(o) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery such letters or other documents related to the Selling Stockholders as previously discussed between you and certain of the Selling Stockholders and certificates of an officer of the Company and officers of the Selling Stockholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders (qualified as to materiality where applicable), respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders in all material respects of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (i) of this Section; and

(p) The Representative shall have received a certificate from the transfer agent, dated such Time of Delivery and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with (A) written information furnished to the Company by any Underwriter through the Representative expressly for use therein or (B) the Selling Stockholder Information furnished to the Company by any Selling Stockholder.

(b) Each of the Selling Stockholders will, severally as to itself and not jointly and severally with any of the other Selling Stockholders, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information with respect to that Selling Stockholder; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein. The liability of each Selling Stockholder under the indemnity agreement contained in this subsection (b) and the contribution provisions of Section 9(e) below, shall be limited in the aggregate to an amount equal to the aggregate proceeds (less underwriting discounts and commissions, but before other expenses) to such Selling Stockholder from the Shares sold by such Selling Stockholder pursuant to this Agreement.

(c) Each Underwriter will, severally as to itself and not jointly and severally with any of the other Underwriters, indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder, respectively, in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the

Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (for the avoidance of doubt, after deducting underwriting discounts and commissions but before deducting other expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder Information on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and no Selling Stockholder shall be required to contribute pursuant to this subsection (e) unless such Selling Stockholder would have had indemnification obligations pursuant to subsection (b) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters and each Selling Stockholder in this subsection (e) to contribute are several in proportion to their respective obligations hereunder and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds (after deducting underwriting discounts and commissions, but before other expenses) to such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder under this Agreement.

(f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and each Selling Stockholder and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

(g) For the avoidance of doubt, sections 10(a), (b), (c) and (d) of that certain Registration Rights Agreement, dated as of May 27, 2010 (the “Registration Rights Agreement”), by and among the Company and the parties identified as Backstop Purchasers therein and the parties identified as Holders therein, shall govern the indemnification of the Selling Stockholders by the Company and the indemnification of the Company by the Selling Stockholders with respect to the offering of the Shares pursuant to this Agreement and shall apply with the same force and effect as if set forth in this Agreement (including, with respect to the Selling Stockholders who are subsequent Holder of Registrable Securities as defined in the Registration Rights Agreement; and, for the sake of clarity, each Selling Stockholder party to this Agreement shall be deemed to be a Holder or subsequent Holder of Registrable Securities as defined in the Registration Rights Agreement).

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, or any of the Selling Stockholders, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter, except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made by such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative at Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and each Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder have consulted their respective own legal and financial advisors to the extent it deemed appropriate. The Company and the Selling Stockholder agree that they will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof; provided, however, that this Agreement does not supersede any agreements or understandings between the Company and any or all of the Selling Stockholders, including, without limitation, the Registration Rights Agreement.

18. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and the Selling Stockholders agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.

19. The Company, each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Representative plus one for each counsel and the Custodian counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

COOPER-STANDARD HOLDINGS INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SILVER POINT CAPITAL FUND, L.P.

By:	Silver Point Capital General Partner, LLC, its General Partner

By:
Name:
Title:

SILVER POINT CAPITAL OFFSHORE MASTER FUND, L.P.

By:	Silver Point Capital Offshore General Partner, LLC, its General Partner

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

OAK HILL CREDIT OPPORTUNITIES MASTER FUND, LTD.

By:
Name:
Title:

OHA STRATEGIC CREDIT MASTER FUND, L.P.

By:	OHA Strategic Credit GenPar, LLC, its General Partner

By:
Name:
Title:

OHA STRATEGIC CREDIT MASTER FUND IB, L.P.

By:	OHA Strategic Credit GenPar, LLC, its General Partner

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

LERNER ENTERPRISES, LLC

By:	Oak Hill Advisors, L.P., as advisor and attorney-in-fact to Lerner Enterprises, LLC

By:
Name:
Title:

FUTURE FUND BOARD OF GUARDIANS

By:	Oak Hill Advisors, L.P., as its Investment Advisor

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

AMERICAN HIGH-INCOME TRUST

BY: Capital Research and Management Company, as investment adviser and/or manager

By:
Name:
Title:

AMERICAN FUNDS INSURANCE SERIES – ASSET ALLOCATION FUND

BY: Capital Research and Management Company, as investment adviser and/or manager

By:
Name:
Title:

AMERICAN FUNDS INSURANCE SERIES – HIGH-BOND FUND

BY: Capital Research and Management Company, as investment adviser and/or manager

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted and agreed as of the date first above written:

By
GOLDMAN, SACHS & CO.

[Signature Page to Underwriting Agreement]

SCHEDULE I

	Number of Firm Shares to be Purchased	Maximum Number of Optional Shares Which May be Purchased
Underwriter
Goldman, Sachs & Co.	1,200,000	180,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	450,000	67,500
KeyBanc Capital Markets Inc.	150,000	22,500
CRT Capital Group LLC	100,000	15,000
The Buckingham Research Group Incorporated	100,000	15,000

Total	2,000,000	300,000

SCHEDULE II

	Number of Firm Shares to be sold	Maximum Number of Optional Shares Which May be Sold
Selling Stockholder:
Silver Point Capital Fund, L.P.	57,043	8,556
Silver Point Capital Offshore Master Fund, L.P.	930,555	139,584
Oak Hill Credit Opportunities Master Fund, Ltd. (“OHCOF”)	39,797	5,969
OHA Strategic Credit Master Fund, L.P. (“SCF”)	329,694	49,454
OHA Strategic Credit Master Fund IB, L.P. (“SCF IB”)	88,771	13,316
Lerner Enterprises, LLC (“Lerner”)	28,634	4,295
Future Fund Board of Guardians (“FF”)	25,506	3,826
American High-Income Trust	396,274	59,441
American Funds Insurance Series – Asset Allocation Fund	55,069	8,260
American Funds Insurance Series – High-Income Bond Fund	48,657	7,299

Total	2,000,000	300,000

(a)	Silver Point Capital Fund, L.P. is represented by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

(b)	Silver Point Capital Offshore Master Fund, L.P. is represented by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

(c)	OHCOF, SCF, SCFIB, Lerner and FF are represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064.

(d)	American High-Income Trust, American Funds Insurance Series – Asset Allocation Fund and American Funds Insurance Series – High-Income Bond Fund are represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064.

2

SCHEDULE III

(a)	Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package:

(1)	Any Electronic Roadshow used on or after March 14, 2016 relating to the offering of the Shares, made available on March 14, 2016

(b)	Additional Documents Incorporated by Reference:

None.

(c)	Materials Other than the Pricing Prospectus that Comprise the Pricing Disclosure Package:

(1)	Price to Public Per Share: $68.00

(2)	Number of Firm Shares: 2,000,000

(3)	Number of Optional Shares: 300,000

(4)	Number of Marketed Shares: 1,650,000

(5)	Number of Repurchased Shares: 350,000

(6)	Press Release dated March 14, 2016, and filed as a free writing prospectus under Rule 433

(7)	The Company has agreed to pay 100% of the underwriting discounts and commissions on the Marketed Shares, which is $5,049,000, and on the Optional Shares the Underwriters elect to purchase pursuant to the Underwriting Agreement.

3

SCHEDULE IV

List of Individuals Subject to Lock-Up Agreements

Jeffrey S. Edwards (Chairman and Chief Executive Officer)

Glenn R. August (Director)

Sean O. Mahoney (Director)

David J. Mastrocola (Director)

Justin E. Mirro (Director)

Robert J. Remenar (Director)

Thomas W. Sidlik (Director)

Stephen A. Van Oss (Director)

Keith D. Stephenson (Executive Vice President and Chief Operating Officer)

Matthew W. Hardt (Executive Vice President and Chief Financial Officer)

D. William Pumphrey, Jr. (Senior Vice President and President, North America)

Song Min Lee (Senior Vice President and President, Asia Pacific)

Juan Fernando de Miguel Posada (Senior Vice President and President, Europe and South America)

Aleksandra Miziolek (Senior Vice President, General Counsel and Secretary)

Larry E. Ott (Senior Vice President and Chief Human Resources Officer)

Jonathan P. Banas (Vice President, Corporate Controller and Chief Accounting Officer)

Sharon S. Wenzl (Senior Vice President, Corporate Communications and Community Affairs)

4

ANNEX I

Cooper-Standard Holdings Inc.

Form of Lock-Up Agreement

Cooper-Standard Holdings Inc.

Lock-Up Agreement

[●]

Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

Re:	Cooper-Standard Holdings Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned (the “Undersigned”) understands that you, as representative (the “Representative”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”) and with the selling stockholders named in Schedule II to such agreement, providing for a secondary public offering (the “Public Offering”) of shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under No. 333-175637, as amended. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares in the Public Offering, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the final prospectus supplement covering the Public Offering of the Shares (the “Lock-Up Period”), the Undersigned will not (and will not publicly announce their intention to) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the Undersigned (including holding as a custodian) or with respect to which the Undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the Undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the Undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares.

Notwithstanding the foregoing, the Undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the Undersigned or the immediate family of the Undersigned, (iii) if the Undersigned is a corporation, partnership, limited liability company, trust or other business entity, to (A) another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Act) of the Undersigned or (B) limited partners, limited liability company members or stockholders of the Undersigned or holders of similar equity interests in the Undersigned, (iv) if the Undersigned is a trust, to the beneficiary of such trust, (v) by testate succession or intestate succession, (vi) to any immediate family member or any investment fund or other entity controlled or managed by the Undersigned, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi), (viii) in connection with, and to the extent necessary to fund, the payment of taxes then due with respect to the vesting of restricted stock, restricted stock units or similar rights to purchase Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to the Company’s equity incentive plans, provided that the applicable Form 4 or other disclosure associated with such sale to fund the payment of taxes will include disclosure that such sales reported thereon were made to fund the payment of taxes then due with respect to the vesting of equity owned by the Undersigned pursuant to the Company’s equity incentive plans, (ix) in connection with the repurchase of the Undersigned’s Shares by the Company, (x) in response to a bona fide third-party takeover bid made to all holders of Common Stock or any other acquisition transaction whereby all or substantially all of the Common Stock are acquired by a third party (provided, however, that if such transaction is not consummated, the Undersigned’s Shares shall remain subject to the restrictions set forth herein), or (xi) with the prior written consent of the Representative on behalf of the Underwriters; provided, however, that in the case of clauses (i) through (vii), (A) each donee, trust, beneficiary, family member, fund or other transferee thereof agrees to be bound in writing by the restrictions set forth herein, (B) such transfer shall not involve a disposition for value and (C) no public announcement of such transfer and no filing with the SEC or other regulatory authority in respect thereof, by the Undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the Undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans, including, without limitation, the “net” exercise of such options in accordance with their terms and the surrender of the Undersigned’s Shares in lieu of payment in cash of the exercise price and any tax withholding obligations due as a result of such exercise; provided that it shall apply to any of the Undersigned’s Shares issued upon such exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, however, that no sales of the Undersigned’s Shares shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the Undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the Undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

2

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, civil union, domestic partnership or adoption, not more remote than first cousin. The Undersigned now has, and, except for the permitted transfers contemplated above, for the duration of the Lock-Up Period will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances and claims whatsoever. The Undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

This Lock-Up Agreement and any matters related to it shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. The Undersigned agrees that any suit or proceeding arising in respect of this Lock-Up Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York and the Undersigned agrees to submit to the jurisdiction of, and to venue in, such courts.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the Undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the Company notifies the Representative that it has determined not to proceed with the Public Offering, (ii) the Company files an application with the SEC to withdraw the Registration Statement prior to the completion of the Public Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the shares of Common Stock to be sold thereunder, or (iv) April 15, 2016, in the event that the Underwriting Agreement has not been executed by such date.

The Undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The Undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the Undersigned’s heirs, legal representatives, successors, and assigns.

3

ANNEX II(a)

[Form of Opinion of Simpson Thacher & Bartlett LLP, Counsel for the Company]

ANNEX II(b)

[Form of 10b-5 Letter of Simpson Thacher & Bartlett LLP, Counsel for the Company]

ANNEX III

[Form of Opinion by Aleksandra A. Miziolek

Senior Vice President, General Counsel and Secretary of the Company]

ANNEX IV(a)

[Form of Opinion of Davis Polk & Wardwell LLP,

Counsel for Selling Stockholder]

ANNEX IV(b)

[Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP,

Counsel for Selling Stockholder]

ANNEX IV(c)

[Form of Opinion of Walkers, special Cayman Counsel for

Silver Point Capital Offshore Master Fund, L.P.]

ANNEX IV(d)

[Form of Opinion of Walkers, special Cayman Counsel for

Oak Hill Credit Opportunities Master Fund, Ltd.]

ANNEX IV(e)

[Form of Opinion of Walkers, special Cayman Counsel for

OHA Strategic Credit Master Fund, L.P.]

ANNEX IV(f)

[Form of Opinion of Walkers, special Cayman Counsel for

OHA Strategic Credit Master Fund IB, L.P.]

ANNEX IV(g)

[Form of Opinion of Senior Counsel for Capital Research and Management Company]

ANNEX V

List of Significant Subsidiaries

Cooper-Standard Polska sp z o.o.

Cooper-Standard FHS LLC

Cooper-Standard Automotive Inc.